Exhibit 10.30
November 30, 2009
Overture Acquisition Corp.
Ugland House | South Church Street | George Town
Grand Cayman, Cayman Islands
325 North End Ave. PHB | New York | NY 10282

Attention:	Marc Blazer President
Dear Mr. Blazer:
This confirms our agreement that Overture Acquisition Corp. (the “Company”) has engaged Credit Suisse Securities (USA) LLC (“Credit Suisse”) to act as its non-exclusive capital markets financial advisor with respect to a Transaction (as defined below). As we discussed, the Company may explore a Transaction effectively to acquire blocks of re-insurance assets in the secondary market (“Reinsurance Strategy”).
Section 1. Services
Credit Suisse’s services under this engagement will, to the extent requested and appropriate, consist of assisting the Company in:
(a)	identifying and introducing the Company to a management team to execute a Reinsurance Strategy;

(b)	developing a strategy to effect the Transaction, including financing alternatives; and

(c)	coordinating and preparing for meetings with investors, including assistance in identifying potential investors, and assistance in the preparation and review of materials for investor meetings.
In addition, we will, at your request, meet with your board of directors to discuss a proposed Transaction and its financial implications and provide such other assistance as you and we may from time-to-time reasonably agree.
Section 2. Compensation
As compensation for our services hereunder, the Company agrees to pay Credit Suisse a transaction fee (the “Transaction Fee”), payable upon the first closing in connection with a Transaction, equal to 1.5% of the Aggregate Value (as defined below). In no event shall the Transaction Fee payable by the Company to Credit Suisse in connection with a Transaction be less than $2 million. The Transaction Fee shall be due and payable at the closing of the Transaction.
“Transaction” shall mean the Company’s initial business combination and shall include, without limitation, (i) any acquisition or purchase (whether in one or a series of transactions) of assets or capital stock of the Company (or of another company or business by the Company), (ii) any merger, joint venture, partnership or other business combination involving the Company, (iii) any recapitalization, restructuring or liquidation of the Company (or of another company or business by the Company) or (iv) any other form of transaction that results in the effective acquisition, transfer or other purchase of ownership or control over any business or operations of the Company (or of another company or business by the Company).
“Aggregate Value” means the total amount of the cash and cash equivalents currently held by the Company and all interest received by or earnings of the Company through the time of closing of a Transaction, including any amounts in the Company’s trust account immediately prior to such closing. Notwithstanding the foregoing, Aggregate Value shall exclude funds returned to dissenting shareholders through shareholder redemption rights as described in the Company’s prospectus dated January 31, 2008, or pursuant to any advanced purchase or similar agreements the Company executed with its stockholders, pursuant to which the Company agrees to repurchase such stockholders’ shares of Company common stock.
Section 3. Expenses; Payments
In addition to the compensation payable pursuant to Section 2, the Company agrees, upon request, to reimburse Credit Suisse promptly for expenses resulting from or arising out of this engagement or the performance thereof (including, but not limited to, related expenses prior to the date of this agreement) or any other assignments undertaken by Credit Suisse at the Company’s request; provided, however, the Company shall not reimburse Credit Suisse for legal expenses (other than those reimbursable under Annex A); provided further however, that any expense (other than those reimbursable under Annex A) in excess of $2,000 shall require the prior written approval of the Company.
All expenses payable under this agreement are payable in U.S. dollars in immediately available funds and shall be due and payable within 10 days of receipt by Company of an invoice reflecting expenses incurred.
Section 4. Information
No advice rendered by Credit Suisse, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to, without our prior written consent. In addition, neither Credit Suisse nor the terms of this engagement may be otherwise referred to without Credit Suisse’s prior written consent, except as required by judicial or regulatory process. The obligations of the Company pursuant to this paragraph shall survive any expiration or termination of this agreement or Credit Suisse’s engagement hereunder. Notwithstanding anything to the contrary contained in this agreement, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and structure.
In connection with Credit Suisse’s engagement, the Company will furnish to, or cause to be furnished to, Credit Suisse all information concerning the Company and, to the extent available to the Company, Target that Credit Suisse reasonably deems necessary or appropriate and will provide Credit Suisse with access to officers, directors, employees, accountants, counsel and other representatives (collectively, the “Representatives”) of the Company and, as practicable, the Target. In performing our services hereunder, Credit Suisse shall be entitled to rely without investigation upon all available information, including information supplied to us by or on behalf of the Company, the Target or their respective Representatives and shall not be responsible for the accuracy or completeness of, or have any obligation to verify, the same or conduct any appraisal of assets or liabilities. In order to coordinate your and our efforts with respect to matters contemplated by this engagement, you agree to promptly inform us of any inquiry or proposal received by the Company or its management regarding a possible Transaction or any strategic alternatives thereto.
Section 5. Public Announcements
The Company acknowledges that Credit Suisse may, with the Company’s prior review and approval (not to be unreasonably withheld), at its option and expense and after announcement of the Transaction, place announcements and advertisements describing Credit Suisse’s role in the Transaction and such other information as is publicly disclosed regarding the Transaction (which may include the reproduction of the Company’s logo and a hyperlink to the Company’s website on Credit Suisse’s website). Furthermore, if requested by Credit Suisse, the Company shall include a mutually acceptable reference to Credit Suisse in any press release or other public announcement made by the Company regarding the matters described in this agreement.
Section 6. Indemnity

Since Credit Suisse will be acting on behalf of the Company in connection with this engagement, the Company and Credit Suisse agree to the indemnity provisions and other matters set forth in Annex A which is incorporated by reference into this agreement and is an integral part hereof. The obligations of the Company pursuant to Annex A shall survive any expiration or termination of this agreement or Credit Suisse’s engagement hereunder.
Section 7. Additional Business
If a Transaction is consummated and if, in connection with the matters contemplated by this engagement or otherwise relating to, or following consummation of, a Transaction, the Company or any acquisition vehicle or surviving entity resulting from a Transaction is considering any other transaction, including any financing, refinancing, acquisition, divestiture, restructuring, repurchases of securities, foreign exchange or derivatives transaction, the Company agrees to cause Credit Suisse to be offered the relevant lead roles commonly performed by banks, investment banks and financial advisors in connection with such transactions, including those of lead agent and lead arranger, bookrunning lead managing underwriter or initial purchaser (as the case may be), exclusive placement agent, exclusive financial advisor, principal counterparty and dealer manager, as applicable; provided, however that Credit Suisse shall be offered such role with respect to the two subsequent transactions, if any. As compensation for any of the foregoing services, Credit Suisse will be paid ifees to be mutually agreed upon for performing comparable roles in connection with comparable transactions.
Section 8. Termination
Credit Suisse’s engagement hereunder may be terminated at any time by either Credit Suisse or the Company upon ten days’ prior written notice thereof to the other party; provided, however, that in the event of any termination by the Company of Credit Suisse’s engagement hereunder, Credit Suisse will continue to be entitled to the full Transaction Fee provided for herein if at any time prior to the expiration of one year after any such termination the Company or any of its subsidiaries consummates, or enters into an agreement providing for, a Transaction; and provided, further, that no termination of Credit Suisse’s engagement hereunder shall affect the Company’s obligations to reimburse Credit Suisse for fees and expenses payable or incurred prior to the termination of Credit Suisse’s engagement, and, for a period of one year after any such termination, to cause Credit Suisse to be offered the roles as described in the preceding section hereof.
Section 9. Trust Fund Waiver
Reference is made to the final prospectus of the Company, dated January 30, 2008 (the “Prospectus”). The Company has advised and Credit Suisse understands that, except for a portion of the interest earned on the amounts held in the trust account at JP Morgan Chase Bank (the “Trust Fund”), held in trust by American Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement dated as of January 30, 2008 between the Company and the Trustee, the Company may disburse monies from the Trust Fund only: (a) to its public stockholders in the event of the redemption of their shares or the dissolution and liquidation of the Company, (b) to the Company and the underwriters listed in the Prospectus (with respect to such underwriters’ deferred underwriting compensation only) after the Company consummates a business combination (as described in the Prospectus) or (c) as consideration to the sellers of a target business with which the Company completes a business combination.
Credit Suisse agrees that, notwithstanding any other provision contained in this Agreement, it does not now have, and shall not at any time prior to the consummation of a business combination or Transaction have, any claim to, or make any claim against, the Trust Fund that arises as a result of, in connection with or in any way relating to, this agreement (any and all such claims against the Trust Fund are collectively referred to in this paragraph 9 as the “Claims”); provided, however, upon the consummation of a business combination or Transaction, Credit Suisse shall be permitted to pursue a Claim. Notwithstanding any other provision contained in this agreement, Credit Suisse hereby irrevocably waives any Claim against the Trust Fund it may have, now or in the future (in each case, however, prior to the consummation of a business combination or Transaction), and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof. In the event that Credit Suisse commences any action or proceeding in respect of a Claim against the Trust Fund prior to consummation of a business combination or Transaction based upon, in connection with, relating to or arising out of any matter relating to the Company, which proceeding seeks, in whole or in part, relief against the Trust Fund, whether in the form of money damages or injunctive relief, the Company shall be entitled to recover from Credit Suisse the associated legal fees and costs in connection with any such action, in the event the Company prevails in such action or proceeding. For avoidance of doubt, nothing herein affects Credit Suisse’s ability to pursue any claims in connection with its status as a holder of the Company’s units, shares or warrants.
Section 10. Acknowledgements
The Company acknowledges that Credit Suisse is part of the Credit Suisse Group (the “CS Group”), a worldwide group of companies that is involved in a wide range of banking, investment banking, private banking, private equity, asset management and other investment and financial businesses and services, both for their own account and for the accounts of clients and customers. Credit Suisse and the other members of the CS Group provide a full range of securities services, including securities trading and brokerage activities. Credit Suisse and the other members of the CS Group may acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and any other company that may be involved in the transactions and other matters contemplated by this agreement, as well as provide investment banking and other financial services to such companies. Credit Suisse and the other members of the CS Group may have interests, or be engaged in a broad range of transactions involving interests, that differ from those of the Company. The Company acknowledges and agrees that no member of the CS Group has any obligation to disclose such interests or transactions (or information relating thereto) to the Company and that Credit Suisse’s agreement to provide services to the Company hereunder will not require any other business or member of the CS Group to restrict its activities in any way or require the CS Group to provide the Company with any information whatsoever about, or derived from, those activities. Credit Suisse and the other members of the CS Group and certain of their respective employees, including members of the team performing this engagement, as well as certain private equity funds associated or affiliated with the CS Group in which they may have financial interests, may from time-to-time acquire, hold or make direct or indirect investments in or otherwise finance a wide variety of companies, including parties with a potential direct or indirect interest in any transaction to which this engagement relates. The CS Group has adopted policies and procedures designed to preserve the independence of its research analysts whose views may differ from those of the CS Group’s investment banking department. Neither Credit Suisse nor any other member of the CS Group shall be liable to account to the Company for, or (to the extent permitted by law) disclose to the Company, any charges or other remuneration made or received by it.
Section 11. Miscellaneous
In connection with this engagement, one or more affiliates of Credit Suisse may perform a portion of the services to be provided hereunder and, to the extent requested by Credit Suisse, the Company will pay a portion of the fees payable to Credit Suisse hereunder to such affiliate(s).
The Company acknowledges and agrees that Credit Suisse has been retained solely to act as financial advisor with respect to a Transaction and that no fiduciary or agency relationship between the Company and Credit Suisse has been created in respect of any Transaction or Credit Suisse’s engagement hereunder, regardless of whether Credit Suisse has advised or is advising the Company on other matters. In connection with this engagement, Credit Suisse is acting as an independent contractor, with obligations owing solely to the Company and not in any other capacity.
The Company understands that Credit Suisse is not undertaking to provide any legal, accounting or tax advice in connection with this agreement. Credit Suisse shall not be responsible for the underlying business decision of the Company to effect a Transaction or for the advice or services provided by any of the Company’s other advisors or contractors. The Company shall be solely responsible for the commercial assumptions on which any valuation advice provided by Credit Suisse is based.
This agreement shall be binding upon and inure to the benefit of the Company, Credit Suisse and their respective successors. Except as contemplated by Annex A, this agreement is not intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company). This agreement constitutes the entire agreement between the parties and supersedes all prior agreements, both written and oral, with respect to the subject matter hereof. If any term, provision, covenant or restriction herein (including Annex A) is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be modified or invalidated.
Section 12. Governing Law; Jurisdiction; Waiver of Jury Trial
All aspects of the relationship created by this agreement or the engagement hereunder, any other agreements relating to the engagement hereunder and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this agreement or the engagement hereunder shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in each case sitting in New York County and agrees to venue in such courts. Notwithstanding the foregoing, solely for purposes of enforcing the Company’s obligations under Annex A, the Company consents to personal jurisdiction, service and venue in any court proceeding in which any claim or cause of action relating to or arising out of this agreement or the engagement hereunder is brought by or against any Indemnified Person. CREDIT SUISSE AND THE COMPANY EACH HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER CLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ENGAGEMENT HEREUNDER.

We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm your agreement with the foregoing by signing and returning to us the enclosed copy of this agreement.

Very truly yours, CREDIT SUISSE SECURITIES (USA) LLC
By:
Name:
Title:

Accepted and agreed to as of the date first written above: OVERTURE ACQUISITION CORP.
By:
Name:
Title:

ANNEX A
In further consideration of the agreements contained in our engagement letter (the “engagement”) and subject to the terms and provisions thereof, Overture Acquisition Corp. (the “Company”) agrees to indemnify and hold harmless Credit Suisse Securities (USA) LLC (“Credit Suisse”), its affiliates, the respective members, directors, officers, partners, agents and employees of Credit Suisse and its affiliates, and any person controlling Credit Suisse or any of its affiliates (collectively, “Indemnified Persons”) from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Liabilities”) (A) related to or arising out of (i) the Company’s actions or failures to act (including statements or omissions made or information provided by the Company or its agents) or (ii) actions or failures to act by an Indemnified Person with the Company’s consent or in reliance on the Company’s actions or failures to act or (B) otherwise related to or arising out of the engagement, Credit Suisse’s performance thereof or any other services Credit Suisse is asked to provide to the Company (in each case, including related activities prior to the date hereof), except that this clause (B) shall not apply to any Liabilities to the extent that they are finally determined by a court of competent jurisdiction to have resulted primarily from the bad faith or gross negligence of such Indemnified Person. If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Liabilities involved in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by Credit Suisse, on the other hand, with respect to the engagement or, if such allocation is determined by a court of competent jurisdiction to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of Credit Suisse on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for expenses and Liabilities which in the aggregate are in excess of the amount of all fees actually received by Credit Suisse from the Company in connection with the engagement. Relative benefits to the Company, on the one hand, and Credit Suisse, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company and its security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the engagement, bears to (ii) all fees actually received by Credit Suisse in connection with the engagement. The Company will not permit any settlement or compromise to include, or consent to the entry of any judgment that includes, a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person’s prior written consent. If any Indemnified Person becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including stockholders of the Company, in connection with or as a result of the engagement or any matter referred to in the engagement the Company also agrees to reimburse such Indemnified Persons for their expenses (including, without limitation, reasonable legal fees and other costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing the engagement) as such expenses are incurred. The Company’s obligations pursuant to this Annex A shall inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and are in addition to any rights that each Indemnified Person may have at common law or otherwise. Prior to entering into any agreement or arrangement with respect to, or effecting, any transaction that is reasonably likely to impair the Company’s ability to meet its current and potential future obligations pursuant to this Annex A, the Company will notify Credit Suisse in writing thereof and, if requested by Credit Suisse, shall arrange alternative means of providing for the obligations of the Company set forth herein upon terms and conditions reasonably satisfactory to Credit Suisse.